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                                                                    Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between TITAN MOTORCYCLE CO. OF AMERICA, a Nevada corporation, with headquarters located at 2222 West Peoria Avenue, Phoenix, AZ 85029 (the "Company"), and each entity named on a signature page hereto (each, a "Lender") (each agreement with a Lender being deemed a separate and independent agreement between the Company and such Lender, except that each Lender acknowledges and consents to the rights granted to each other Lender under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement , the repayment of which will be represented by 12% Secured Convertible Debentures of the Company (the "Debentures"), which Debentures will be convertible into shares of Common Stock, $.001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock (the "Warrant Shares"), and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. PURCHASE. The undersigned hereby agrees to loan to the Company the principal amount set forth on the Lender's signature page of this Agreement (the "Purchase Price"), out of the aggregate amount being loaned by all Lenders of $750,000. The obligation to repay the loan shall be evidenced by the Company's issuance of one or more Debentures to the Lender in such principal amount. Each Debenture shall have the terms and conditions of, and be substantially in the form attached hereto as, ANNEX I. The loan to be made by the Lender and the issuance of the Debentures to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures.
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                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (ii) "Lender's Allocable Share" means the fraction of which the numerator is the principal amount of the Lender's Debentures specified on the Lender's signature page of this Agreement and the denominator is $750,000.

                  (iii) "Cap Amount" means the number of shares equal to 19.99% of the number of outstanding shares of Common Stock on the date hereof (the number of such outstanding shares is specified in Section 3(c) hereof).

                  (iv) "Cap Regulations" means the maximum number of shares that may be issued in compliance with the applicable rules and regulations of its Principal Trading Market, including, but not necessarily limited to, Nasdaq Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable, which would limit the issuance of Common Stock on conversion of the all the Debentures in this series to the Cap Amount.

                  (v) "Certificates" means (x) the Debentures, duly executed by the Company and issued on the Closing Date in the name of the Lender, representing the Company's obligation to repay the Purchase Price to the Lender, and (y) the Warrants, duly executed on behalf of the Company and issued in the name of the Lender on the Closing Date.

                  (vi) "Closing Bid Price" means the closing bid price of the Common Stock (in U.S. Dollars) on the Principal Trading Market as reported by the Reporting Service. If the Closing Bid Price cannot be calculated for such security on the relevant date on the foregoing basis, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders of a majority of the then outstanding Debentures and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company. The manner of determining the Closing Bid Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to closing bid price must be made under any of the Transaction Agreements.

                  (vii) "Closing Date" means the date of the closing of the purchase and sale of the Debentures, as provided herein.

                  (viii) "Conversion Price" and "Fixed Conversion Price" have the meanings ascribed to them in the Debentures.
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                  (ix) "Converted Shares" means the shares of Common Stock
issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

                  (x) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

                  (xi) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

                  (xii) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  (xiii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                  (xiv) "Holder" means the Person holding the relevant Debenture or Debentures or Warrants, as the case may be.

                  (xv) "Initial Senior Lender" means Wells Fargo Credit, Inc.

                  (xvi) "Keery Principal" means each of Frank Keery, Patrick Keery and Barbara Keery, or any entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any of them, and "Keery Principals" means any two or more of them.

                  (xvii) "Last Audited Date" means January 1, 2000.

                  (xviii) "Market Price of the Common Stock" means the average Closing Bid Price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof, as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market.

                  (xix) "New Senior Lender" means a bank or other financing institution which enters into a long term loan agreement (with the loan subject to such agreement having a term of at least one year) or a revolving credit agreement with the Company; provided that, in connection with the consummation of the agreement with such bank or other financing institution, (x) the Initial Senior Lender releases in writing all of its claims, whether accrued, matured or unmatured, against the Company and all of its security interests in any assets of the Company, and (y) the Lender has consented to the terms of such agreement (and the Lender agrees that it will not request any consideration for the issuance of such consent).
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                  (xx) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xxi) " Preferred Holders" means the Series A Preferred Holders, the Series B Preferred Holders and the Series C Preferred Holders (as those terms are defined below).

                  (xix) "Principal Trading Market" means The Nasdaq/SmallCap Market, or if the Common Stock is no longer listed on that market, the principal securities exchange or trading market on which the Common Stock is listed or traded, including the OTCBB or the pink sheets.

                  (xxii) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of the Debentures and reasonably acceptable to the Company.

                  (xxiii) "Securities" means the Debentures, the Warrants , the Converted Shares and the Warrant Shares.

                  (xxiv) "Senior Lender" means the Initial Senior Lender or a New Senior Lender.

                  (xxiii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

                  (xxv) "Specified Period" means the period from the date hereof through and including the earlier of (x) the date which is the first annual anniversary of the Closing Date or (y) the date as of which the Lender owns no Debentures.

                  (xvi) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Registration Rights Agreement, the Warrants, the Joint Escrow Instructions, the Security Interest Agreement (as defined below) and includes all ancillary documents referred to in those agreements.

                  c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                  (i) On or before the date prior to the Closing Date, the Lender shall pay the Purchase Price for the Debentures by delivering immediately available good funds in United States Dollars to the Escrow Agent.

                  (ii) No later than the Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the Purchase Price, the Company shall deliver the Certificates to the Escrow Agent.

                  (iii) By signing this Agreement, each of the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.
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                  d. METHOD OF PAYMENT. Payment into escrow of the Purchase
Price shall be made by wire transfer of funds to:

                     Bank of New York
                     350 Fifth Avenue
                     New York, New York 10001

                     ABA# 021000018
                     For credit to the account of Krieger & Prager LLP
                     Account No.:    [To be provided to the Lender by
                                         Krieger & Prager LLP]
                     Re:      Titan Motorcycle Debenture Transaction

Not later than 5:00 p.m., New York time, on the date that is one (1) Nasdaq/SmallCap Market trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Lender shall deposit with the Escrow Agent the Purchase Price for the Debentures in immediately available funds. Time is of the essence with respect to such payment, and failure by the Lender to make such payment shall allow the Company to cancel this Agreement.

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Lender's right to sell the Common Stock pursuant to the Registration Statement, the Lender is purchasing the Debentures and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Debentures and the Shares by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.
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                  d. The Lender understands that the Securities are being
offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

                  e. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Lender, including those set forth on ANNEX V hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 2000, (2) Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000, (3) Current Reports on Form 8-K filed on May 24, 2000, June 22, 2000 and July 20, 2000, (4) Definitive Proxy Statement filed on June 23, 2000 and (5) Registration Statement on Form S-3 filed on July 20, 2000 (collectively, the "Company's SEC Documents").

                  f. The Lender understands that its investment in the Securities involves a high degree of risk.

                  g. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  h. This Agreement and the other Transaction Agreements to which the Lender is a party have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  3. COMPANY REPRESENTATIONS, ETC.

                  The Company represents and warrants to the Lender as of the date hereof and as of the Closing Date that, except as provided in ANNEX V hereto:
                  a. CONCERNING THE DEBENTURES AND THE SHARES. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other than a Lender has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole,. The Company has registered its Common Stock and is obligated to file reports pursuant to Section 12 of the 1934 Act. The Common Stock is listed and traded on The Nasdaq/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 90,000,000 shares of Common Stock, $.001 par value per share, of which 17,501,187 are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be reasonably necessary to effect the issuance of the Shares. The Converted Shares and the Warrant Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such holder.

                  d. SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT. This Agreement , the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement") and the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by the Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or on the transactions contemplated herein.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since June 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  h. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no material adverse development in the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that (i) would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

                  j. ABSENCE OF LITIGATION. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                  k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                  l. PRIOR ISSUES. Except as set forth in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. As of the date hereof, the outstanding unconverted principal amount of each convertible security issued by the Company is as set forth in ANNEX V hereto.

                  m. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole. No event or circumstance has occurred or exists with respect to the Company or its properties, business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Agreements) which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  n. NO DEFAULT. Except as provided in the Company's SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  o. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since January 1, 2000, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. DILUTION. The number of Shares issuable upon conversion of the Debentures and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company.

                  q. BROKERS, FINDERS. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Lender relating to this Agreement or the transactions contemplated hereby. Lender shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration

Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that the Debentures and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

                  d. FILINGS.

                  (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

                  (ii) Subject to the conditions of the immediately following sentence, the Company undertakes and agrees to take all steps necessary to have a meeting and vote of the stockholders of the Company no later than the Meeting Date (as defined below) regarding authorization of the Company's issuance to the Holders of the Debentures of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the date of this Agreement in accordance with Nasdaq Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable, or to increase the authorized shares of Common Stock of the Company if and as may be necessary to enable the Company to meet its obligations regarding the reservation of shares and the conversion of the Debentures and exercise of the Warrants as contemplated by the Transaction Agreements. The term "Meeting Date" means the earlier of (i) ninety (90) days after the Closing Date or (ii) the date on which the Company holds its next regular or special stockholders meeting after the stockholders meeting held on or about July 26, 2000. The Company will recommend to the stockholders that such authorization be granted and will seek proxies from stockholders not attending the meeting naming a director or officer of the Company as such stockholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. Upon determination that the stockholders have voted in favor of such authorization, the Company shall cause its counsel to issue to the Lender an unqualified opinion (the "Authorization Opinion") that such authorization has been duly adopted by all necessary corporate action of the Company and that the Company will be able to issue, without restriction as to the number of such shares, all shares of Common Stock as may be issuable upon conversion of the Debentures and exercise of the Warrants and without any limits imposed by the Cap Regulations. The Authorization Opinion shall state that the Lender may rely thereon in connection with the transactions contemplated by this Agreement and the other Transaction Agreements. If, for any reason, (x) the Authorization Opinion is not issued within five (5) business days after such meeting, (y) the meeting is not held within thirty (30) days after the Meeting Date or (z) the requisite stockholder approval is not obtained at the meeting, then in lieu of issuing any shares in violation of the Cap Regulations or any of the Issuance Limitations (as defined in the Debenture), the Company shall redeem all outstanding Unconverted Debentures (as defined in the Debenture) as provided in the Debentures within sixty (60) days after the Meeting Date; provided, however, that at any time prior to the payment of the Redemption Amount (as defined in the Debentures), the Lender may request the Company to, and the Company will, voluntarily delist the Common Stock from The Nasdaq/SmallCap Market and cause its shares to be listed on The Nasdaq/Bulletin Board Market and upon such listing on the Nasdaq/Bulletin Board Market the obligation to redeem all Unconverted Debentures will terminate.

                  e. REPORTING STATUS. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain, if necessary, and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The Nasdaq/SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The Nasdaq/SmallCap Market.

                  f. USE OF PROCEEDS. The Company will use the proceeds from the Purchase Price (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Debentures) for internal working capital purposes, and, except as expressly provided herein or with the express written consent of the Lender in each instance, shall not, directly or indirectly, use such proceeds for research and development expenses or for any loan to or investment in any other corporation, partnership, enterprise or other person, including any of its Affiliates, or to repay any debt to any of its Affiliates.

                  g. CERTAIN AGREEMENTS. On or before the Closing Date, the Company shall obtain the agreement (each, a "Principal's Agreement") of each of the Keery Principals that, without the prior written consent of the Lender in each instance, such Keery Principal, individually and jointly with the other Keery Principals, will not sell or otherwise transfer or offer to sell or otherwise transfer (except in a private transaction in which the transferee agrees in writing for the benefit of Lender and enforceable by Lender, a copy of which written agreement is provided to Lender, to be bound by the provisions of the Principal's Agreement as if such transferee were a Keery Principal; a "Permitted Keery Transfer")

         (A) prior to the Effective Date, any shares of Common Stock directly or indirectly held by such Keery Principal, and

         (B) thereafter, not more than three and one-half percent (3.5%) of any shares of Common Stock directly or indirectly held by such Keery Principal during any calendar quarter prior to the expiration of the Specified Period; provided, further, that any such sale or other transfer of any shares of Common Stock shall be made only after the Keery Principal shall have given the Lender at least thirty (30) days' advance written notice thereof .

Each such Principal's Agreement shall (w) specify that it is entered into as an inducement to the Lender's execution, delivery and performance of this Agreement, (x) name the Lender as a third party beneficiary thereof, (y) acknowledge that the Company's transfer agent will be provided with instructions that, except for Permitted Keery Transfers (where the transferee is then deemed to be a Keery Principal), transfers by a Keery Principal require the consent of the Company and the Lender, and (z) contemplate that, in addition to any other damages or remedies that may be appropriate, the Principal's Agreement shall be enforceable by injunction sought by the Company and the Lender or any one or more of them.

                  h. AVAILABLE SHARES. (i) Upon the initial issuance of the Debentures, the Company shall reserve out of the authorized but unissued shares of Common Stock for issuance upon conversion of the Debentures such number of shares equal to 200% of the number of shares which would be issuable if all of the Debentures issued to all Lenders were converted in their entirety on the Closing Date based on the Conversion Price in effect on that date and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall not be decreased, but may be increased pursuant to subparagraph (ii) of this Section 4(h), and shall at all times be sufficient to provide for the conversion of all of the Debentures then outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated to the Holders of Debentures as provided in Section 4(k) hereof.

                  (ii) If the Reserved Amount for any ten (10) consecutive trading days (the last of such 10 trading days being the "Authorization Trigger Date") shall be less than 150% of the number of shares of Common Stock issuable upon potential conversion of the then outstanding Debentures of all Holders, the Company shall immediately notify the Holders of the Debentures of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Debentures of all Holders. In the event the Company fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date (such event being the "Reserved Amount Trigger Date"), each Holder of Debentures shall thereafter have the option, exercisable in whole or in part at any time and from time to time after the Reserved Amount Trigger Date, by delivery of a Redemption Notice (as defined in the Debentures) to the Company, to require the Company to purchase for cash, at an amount equal to the Redemption Amount, a portion of the Holder's Debentures such that, after giving effect to such purchase, the Holder's allocated portion of the Reserved Amount equals or exceeds 200% of the total number of shares of Common Stock issuable to such Holder upon conversion of its Debentures. If the Company fails to redeem such portion of the Holder's Debentures within five (5) business days after its receipt of such Redemption Notice, then such Holder shall be entitled to the remedies provided in the Debentures.

                  (iii) Notwithstanding the provisions of Section 4(h)(ii) hereof, a Holder of Debentures shall have no right to require the Company to effect a redemption of such Holder's outstanding Debentures as provided in the immediately preceding subparagraph (ii) so long as (i) the Company has not, at any time, decreased the Reserved Amount below that number of shares of Common Stock computed as set forth in subparagraphs (i) and (ii) of this Section 4(h);
(ii) the Company shall have taken immediate action following the applicable Authorization Trigger Date (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Debentures of all Holders; and
(iii) the Company continues to use its commercially reasonable good faith best efforts (including the resolicitation of stockholder approval, if necessary, to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Debentures of all Holders. The Company will be deemed to be using "its commercially reasonable good faith best efforts" to increase the Reserved Amount so long as it solicits stockholder approval to authorize the issuance of additional shares of Common Stock not less than two
(2) times during each twelve month period following the applicable Authorization Trigger Date during which any Debentures remain outstanding; provided that no such limitation on the redemption rights set out in subparagraph (ii) of this
Section 4(h) shall be effective if the Company fails to obtain stockholder approval after two (2) attempts.

                  i. WARRANTS. The Company agrees to issue to the Lender on the Closing Date a transferable, divisible warrant (collectively, the "Warrants") for the purchase of 1,025,000 shares of Common Stock. The Warrants shall bear an exercise price equal to one hundred five percent (105%) of the Market Price of the Common Stock as of the Closing Date. The Warrant will expire on the last calendar day of the month in which the fifth anniversary of the Closing Date occurs. The Warrants shall be in the form annexed hereto as ANNEX VI together with registration rights as provided in the Registration Rights Agreement.

                  j. LIMITATION ON CONVERSIONS. Anything in the other provisions of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the following provisions are applicable to conversion effected under the Debentures:

                  (i) If and for so long as the Cap Regulations are applicable to limit the issuance of shares on conversion of the Debentures (but not thereafter), the number of shares that the Company will issue to all Holders of the Debentures on conversion of the Debentures shall not, in the aggregate, exceed the Cap Amount. The Cap Amount shall be allocated among Holders of Debentures as provided in Section 4(k) hereof.

                  (ii) Nothing in this Section 4(j) shall be deemed to (A) permit a transfer or assignment of the Debenture unless otherwise permitted by other provisions of this Agreement or the Debenture or (B) limit or otherwise modify the obligations of the Company to take certain actions or to make certain payments to the Lender or other parties (such as but not necessarily limited to, actions with respect to the meeting contemplated by Section 4(d)(ii) hereof or payments on redemption of the Debentures), or adversely affect the rights of the Lender or such other parties with respect thereto, as provided elsewhere in this Agreement, the Debentures or any of the other Transaction Agreements.

                  k. ALLOCATION OF CAP AMOUNT AND RESERVED AMOUNT. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the Holders of all Debentures based on the initial principal amount of the Debentures issued to each such Holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of the Debentures held by each Holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the outstanding principal balance of the Debentures then held by such Holders.

                  l. INTENTIONALLY OMITTED.

                  m. RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION.

                  (i) The Company covenants and agrees that, if during the period commencing on the date of this Agreement and continuing through the date which is one hundred eighty (180) days after the Effective Date, the Company offers to enter into any transaction (a "New Transaction") for the sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock"), the Company shall notify the Lender in writing of all of the terms of such offer (a "New Transaction Offer"). The Lender shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the third business day after the Lender's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate, pro rata with the holders of the shares of the Series A Convertible Preferred Stock (the "Series A Preferred Holders"), the Series B Convertible Preferred Stock (the "Series B Preferred Holders") and the Series C Convertible Preferred Stock (the "Series C Preferred Holders"), in all or any part of the New Transaction Offer on the terms so specified. To the extent that any Preferred Holders do not elect to participate in the New Transaction, the Right of First Refusal offered to them shall be offered pro rata to the Lenders and the Preferred Holders who have elected to exercise their own Right of First Refusal in full.

                  (ii) If, and only if, the Lender does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any third party (a "New Investor") on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date. If the New Transaction is not so consummated by such thirtieth day, the provisions of Section 4(m)(i) shall apply again before the Company can consummate a New Transaction with any New Investor.

                  (iii) If the terms of the New Transaction to be consummated with such other party differ in a material respect from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Lender a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Lender's Right of First Refusal and the preceding terms of this Section 4(m) shall apply with respect to such changed terms.

                  (iv) If there is more than one Lender signatory to this Agreement, the preceding provisions of this Section 4(m) shall apply pro rata among them (based on their relative Lender's Allocable Shares), except that, to the extent any such Lender does not exercise its Right of First Refusal in full (a "Declining Lender"), the remaining Lender or Lenders who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Lender's Allocable Shares, if more than one) to exercise all or a portion of such Declining Lender's unexercised Right of Refusal.

                  (v) In the event the New Transaction is offered for the sale of New Common Stock or the issuance of warrants or other rights to purchase New Common Stock with such third party at any time prior to the expiration of the Specified Period on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Debentures for determining the Conversion Price or a lower Fixed Conversion Price (howsoever defined or computed in the New Transaction documents) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants and/or for a greater number of shares per dollar paid or invested by such third party to or in the Company, the terms of the Debentures (or other documentation affecting the terms of the Debentures) and the Warrants (whether previously issued and/or converted or not) shall be modified to (i) reduce the relevant Conversion Price, Fixed Conversion Price or Warrant exercise price and/or (ii) increase the number of shares covered by the Warrants, in each instance to be equal to that provided in the New Transaction as so consummated (provided, however, that such increased Warrants shall have the same exercise price formula as the New Transaction warrants).

                  (vi) Except and subject to the extent provided in this subparagraph (vi), the Right of First Refusal provided herein does not apply to warrants issued to a New Senior Lender. Notwithstanding the foregoing, the provisions of subparagraph (v) of this Section 4(m) shall apply as if such issuance were a New Transaction for which the Right of First Refusal had not been exercised. This subparagraph (vi) does not apply if any of the Series A Preferred Holders and the Series B Preferred Holders (each such holder, an "Other Preferred Holder") has a right of first refusal, which right has not been waived by such Other Preferred Holder, with respect to the warrants issued to a New Senior Lender.

                  n. GRANT OF SECURITY INTEREST TO LENDERS.

                  (i) To secure its obligations to the Lenders and to all direct and indirect permitted transferees and assignees of their interests in this Agreement and the other Transaction Agreements, including, but not necessarily limited to, the Debentures (any one or more of the Lenders and such transferees and assignees individually and collectively sometimes referred to as the "Secured Party"), the Company (sometimes referred to as the "Debtor") hereby grants, conveys, transfers and assigns to the Secured Party a security interest in and to the Collateral (as defined in ANNEX VII hereto) to the fullest extent permissible under the Uniform Commercial Code or other governing security interests granted by debtors or obligors to creditors or obligees as in effect in each jurisdiction in which the Debtor's property may be found or deemed situate. The Debtor intends such security interest to be senior to the security interest, if any, of all parties other than the Senior Lender. In furtherance of the foregoing, and not in limitation thereof, on or before the Closing Date the Company shall obtain the written consent and acknowledgment of all parties (other than (x) the Senior Lender, and (y) Tucker and Coast, as defined in the Security Interest Agreement, defined below) currently having a security interest in any of the Collateral to the priority interest of the Secured Party (the "Other Secured Parties' Consents").

                  (ii) Solely for administrative convenience and not for any other purpose, each Secured Party has designated Krieger & Prager LLP as agent for the Secured Party for purposes of execution of and identification on any financing statement or similar instrument referring to or describing the Collateral. Such designation shall remain in effect until canceled by such Secured Party; provided, however, that such cancellation shall not affect the validity of any action theretofore taken by such agent pursuant to this provision. The Debtor acknowledges and agrees to honor such designation.

                  (iii) Additional terms relating to the grant of this security interest are specified in the Security Interest and Pledge Provisions annexed hereto as ANNEX VII , the terms of which are incorporated herein by reference as if set forth herein in full. The terms of this Section 4(n) and the Security Interest and Pledge Provisions are collectively referred to as the "Security Interest Agreement."

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Debentures, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

                  b. Subject to the provisions of this Agreement and the Debentures, the Company will permit the Lender to exercise its right to convert the Debentures in the manner contemplated by the Debentures.

                  c. The Company understands that a delay in the issuance of the certificates represented the Converted Shares (the "Conversion Certificates") beyond the Delivery Date (as defined in the Debentures) could result in economic loss to the Lender. As compensation to a Holder for such loss, the Company agrees that the Conversion Price will be adjusted to equal seventy-nine percent (79%) of the Conversion Price applicable immediately before the application of this provision, and the Company will then be obligated to issue Converted Shares based on the Conversion Price as so adjusted. In addition, and not in lieu of the foregoing, the Company agrees, if there is a further delay in the delivery of the Conversion Certificates (as adjusted in accordance with this provision) so that such Conversion Certificates are not received within five (5) business days after the Delivery Date, at the option of such Holder either (i) to pay the Redemption Amount as provided in Section 5 of the Debentures or (ii) to pay late payments to such Holder for late delivery of Conversion Certificates in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days after the Delivery Date):

                                   Late Payment For Each $10,000
                                   of Debenture Principal or Interest
No. Business Days Late             Amount Being Converted

         1                                  $100
         2                                  $200
         3                                  $300
         4                                  $400
         5                                  $500
         6                                  $600
         7                                  $700
         8                                  $800
         9                                  $900
         10                                 $1,000
         >10                                $1,000 +$200 for each Business
                                                     Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the right of a Holder of the Debentures being converted (a "Converting Holder") to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Converting Holder. Furthermore, in addition to any other remedies which may be available to a Converting Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within five (5) business days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that any payments contemplated by this
Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

                  d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates to be issued upon conversion of a Debenture and after such Delivery Date, the Converting Holder purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Conversion Certificates to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (and in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Converting Holder and such Converting Holder's compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Converting Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Converting Holder by crediting the account of Converting Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

                  f. (i) Until such time as a court of competent jurisdiction shall have issued a binding injunction (which injunction was not sought by the Company or any of its Affiliates) prohibiting the Company from issuing shares of Common Stock to the Converting Holder on the Converting Holder's conversion of the Debentures or to the holder of a Warrant exercising such holder's rights thereunder (an "Exercising Holder"), the Company will timely honor all such conversions and exercises effected by the Converting Holder or Exercising Holder in accordance with the terms of the Debentures and the Warrants, as the case may be, this Agreement and the other Transaction Agreements, subject only to the limitations as to manner of exercise provided therein and to the provisions of
Section 4(j) hereof and Sections 4(C) and (D) of the Debentures and Section 2.2 of the Warrant. In furtherance of the foregoing, and not in limitation thereof, if at any time, a Holder of the Debentures shall elect to convert any portion of the Debentures or to exercise any portion of the Warrants, the Company may not refuse to effect such conversion or exercise based on any claim that such Holder (or anyone associated with such Holder) has been engaged in any violation of law or otherwise, unless a binding injunction from a court of competent jurisdiction, issued on notice to that Holder of the hearing, with respect to the issuance of such injunction, restraining or enjoining conversion of all of the Debentures or exercise of all Warrants shall have been sought and obtained and the Company shall have posted a bond in favor of such Holder in the amount of one hundred thirty percent (130%) of the outstanding principal amount of the Debentures held by such Holder or the market value of the Common Stock subject to exercise of the Warrants held by such Holder which are subject to such injunction. The bond referred to in the immediately preceding sentence shall remain in effect at least until thirty (30) days after the completion of the proceedings relating to the dispute between such Holder and the Company with respect to such conversion or right to effectuate conversions. The proceeds of such bond shall be payable to such Holder to offset any amounts owed to the Holder as reflected in any judgment obtained by the Holder in its favor in connection with such dispute.

                  (ii) If, at any time:

         (x) the Company challenges, disputes or denies the right of a Holder of the Debentures to effect a conversion of the Debentures into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with the terms of any of the Transaction Agreements (subject to the provisions of Section 4(B)(v) of the Debentures with respect to certain disputes relating to calculations of the number of shares to be issued and subject to the provisions of Sections 4(C) and (D) of the Debentures with respect to certain limitations on conversions) or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), or

         (y) any third party who is not and has never been an Affiliate of such Holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority, which lawsuit, proceeding or claim seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of such

         Holder to effect the conversion of the Debentures into Common Stock, and the Company refuses to honor any such Notice of Conversion or Warrant Exercise,

then such Holder shall have the right, by written notice to the Company, to require the Company to redeem all or any part of the outstanding Debentures for which a Notice of Conversion has been refused pursuant to Sections 5(f)(i) or
(ii) hereof for cash, at an amount equal to the Redemption Amount, pursuant to the provisions of Section 5 of the Debentures.

                  g. The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Lender with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATE.

                  a. The Closing Date shall occur no later than the date which is the first Nasdaq/SmallCap Market trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b. The closing of the purchase and issuance of Debentures shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

                  c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Lender understands that the Company's obligation to sell the Debentures to the Lender pursuant to this Agreement on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements contemplated to be signed by the Lender and, if necessary, other Lenders reflecting the purchase of Debentures in the aggregate principal amount of $750,000;

                  b. Delivery by the Lender to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Debentures in accordance with this Agreement;

                  c. The accuracy on the Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date;

                  d. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained; and

                  e. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on The Nasdaq/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The Nasdaq/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Debentures.

                  8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Lender's obligation to purchase the Debentures on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

                  b. The delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

                  c. The delivery to the Lender of (i) a signed consent from the Senior Lender to the transactions contemplated by this Agreement and the other Transaction Agreements, including but not limited to the issuance of the Debentures and the grant of a security interest to the Lender, (ii) a signed consent from the Series A Preferred Holders and the Series B Preferred Holders to the transactions contemplated by this Agreement and the other Transaction Agreements, including but not limited to the issuance of the Debentures and the grant of a security interest to the Lender and the priority of the interests of the Lenders to any interest of such Preferred Holders, and (iii) the

Other Secured Parties' Consents, if any (all such consents referred to in this paragraph (c) from all such parties, collectively, the "Consents");

                  d. The delivery of the Principal's Agreements of each of the Keery Principals;

                  e. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  f. On the Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

                  g. On the Closing Date, the Lender shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in ANNEX III attached hereto;

                  h. Except to the extent contemplated by specific provisions of the Transaction Agreements, there shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby to an extent materially greater than contemplated herein, or requiring any consent or approval which shall not have been obtained (and in particular the Consents shall have been obtained and copies thereof provided to the Lender); and

                  i. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on The Nasdaq/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The Nasdaq/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Lender makes it impracticable or inadvisable to purchase the Debentures.

                  9. GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       Titan Motorcycle Co. Of America
               At its address at the head of this Agreement
               Attn: Frank Keery
               Telephone No.: (602) 861-6977
               Telecopier No.: (602) 331-0941

               with a copy to:

               Snell & Wilmer LLP
               One Arizona Center
               Phoenix, AZ 85048
               Attn: Richard Stagg, Esq.
               Telephone No.: (602) 382-6000
               Telecopier No.: (602) 382-6070

BUYER:         At the address set forth on the signature page of this Agreement.

               with a copy to:

               Krieger & Prager LLP
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Samuel Krieger, Esq.
               Telephone No.: (212) 363-2900
               Telecopier No.  (212) 363-2999

ESCROW AGENT:  Krieger & Prager LLP
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Samuel Krieger, Esq.
               New York, New York 10016
               Telephone No.: (212) 363-2900
               Telecopier No.  (212) 363-2999

                  11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender by one of its officers thereunto duly authorized as of the date set forth below.

AMOUNT AND PURCHASE PRICE OF DEBENTURES:                      $


                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase
Agreement to be duly executed on its behalf this    day     , 2000.


________________________________
Address                                     Printed Name of Subscriber

________________________________
                                       By:

Telecopier No. _________________            (Signature of Authorized Person)

                                             ________________________________
________________________________             Printed Name and Title
Jurisdiction of Incorporation
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

TITAN MOTORCYCLE CO.  OF AMERICA

By:

Title:
Date:_______________,2000

         ANNEX I           DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          FORM OF WARRANT

         ANNEX VII         SECURITY INTEREST AND PLEDGE PROVISIONS

                                                                         ANNEX V
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT



                          COMPANY DISCLOSURE MATERIALS


                           [TO BE PREPARED BY COMPANY]